Exhibit 10.7(a)
PARCEL II
EXCEPTION #2(B)
C
     Beauregard Building

AMENDMENT OF LEASE	UNITED STATES OF AMERICA
LESSOR: COHN REALTY CO., INC.	STATE OF LOUISIANA
LESSEE: JAZZ ENTERPRISES, INC.	(Illegible) OF EAST BATON ROUGE
ORIG 387 BNDL 10507
     BE IT KNOWN, on the dates indicated below, before the undersigned Notaries Public, duly commissioned and qualified in and for their respective Parishes, State of Louisiana, therein residing, and in the presence of the undersigned competent witnesses, personally case and appeared:
COHN REALTY CO., INC., a Louisiana corporation, domiciled in the Parish of East Baton Rouge, herein represented by its duly authorized and empowered President, Dr. Isidore Cohn, Jr., hereunto duly authorized by resolution adopted by the unanimous consent of the Board of Directors of such corporation, a certified copy of which is attached hereto and made a part hereof (hereinafter called “LESSOR”); and
JAZZ ENTERPRISES, INC., a Louisiana corporation, domiciled in the Parish of East Baton Rouge, herein represented by its duly authorized and empowered Vice President, Mark A. Bradley, hereunto duly authorized by resolution adopted by the Board of Directors of such corporation, a certified copy of which is attached hereto and made a part hereof (hereinafter called “LESSEE”).
     WHEREAS, the LESSOR entered into a lease between LESSOR and Paul M. Due’, Richard J. Dodson, John W. deGravelles, David W. Robinson and Chester John Caskey, affecting Lots 3, 4 & 5, Square 10, at the corner of Europe Street and St. James Street, Beauregard Town, East Baton Rouge Parish, Louisiana, recorded on October 12, 1983, as original 34, Bundle 9612 (the “Lease”); and

     WHEREAS, Jazz Enterprises, Inc. became the tenant under the Lease by virtue of an Assignment of Lease date as of August 5, 1993; and
     WHEREAS, LESSOR and LESSEE have agreed to modify the terms of the Lease as provided herein.
     NOW, THEREFORE, the parties hereto hereby enter into this Amendment of Lease to modify in part the terms and conditions of the Lease, as follows:
     1. Paragraph 5(b) of the Lease be and is hereby amended in its entirety as follows:
“5. (b) There shall be a reevaluation and increase of the basic annual rent due hereunder as of August 1 of each 5th year following August 1, (Illegible) (“Base Date”). The first amended reevaluation and increase of the basic annual rental due hereunder shall be as of August 1, 1993, five years after the Base Date and thereafter a reevaluation and increase shall be as of August 1 of each fifth year thereafter, all as set forth on Exhibit C attached hereto. This reevaluation and increase shall be based on the Consumer Price Index (“CPI”), which is the average of “all items” shown on the “U.S. City average for urban wage earners and clerical workers (including single workers) all items, groups, sub-groups, and special groups of items” as promulgated by the Bureau of the Labor Statistics of the United States Department of Labor. For each five-year period beginning August 1, 1993, LESSEE shall pay LESSOR, in addition to the basic annual rent for the proceding five-year period, an amount equal to the basic annual rent for the proceding five-year period multiplied by the percentage of increase by which the CPI for the month of May immediately proceding the beginning of each fifth calendar year excess is the CPI for the month of May immediately proceding the commencement date of the preceding five-year period (the “Additional Rent for the Subject Five-year Period”), provided that in no event shall the adjusted basic annual rent for a new five-year period exceeds (Illegible) of the basic annual rent for the proceding five-year period. Accordingly, from and after August 1, 1993, the basic annual rent due for each five-year period shall be the sum of the basic annual rent for the preceding five-year period plus the Additional Rent for the Subject Five-Year Period. If the May CPI is not available as of the beginning of any five-year period, LESSEE shall in good faith estimate the CPI and pay rental based on that estimate until the CPI is available, at which time the rental for the remainder of that five-year period shall be permanently adjusted and any difference in amounts paid based on the estimated CPI shall be promptly paid by lesser or refunded by LESSOR. No change in the CPI shall reduce the basic annual rent for a new five-year period below the basic annual rent for the preceding five-year period. In the event that the Bureau of Labor Statistics shall change the base period (now 1982-84) and commence a new series of index numbers after this Lease commences, then the new index numbers may be used provided the index number for the month prior to the commencement date of this Lease is adjusted to reflect its true relationship with the index numbers under the new base period. For example, if the Bureau of Labor Statistics would have determined to change the base year and commence a new series of index numbers starting at 100 when the consumer price index under the 1982-84 base year reached 300, then the true relationship between the old index numbers and the new index numbers would be that the old series must be divided by three (3) in order to be used in the same computation with the new index numbers.
In the event that the CPI (or successor or substitute index) is not available, a reliable governmental or other non-(Illegible) publication evaluating the information theretofore used in determining the CPI shall be used in lieu of such CPI. Attached hereto as Exhibit A is an example of how the calculation has been made for the five-year period beginning August 1, 1993 and ending July 31, 1998, this example is provided as illustration of methodology only.
     2. Paragraph 27 of the Lease be and is hereby amended to the effect that:
“a	-	Any demand or notice which is required to be given LESSEE under this paragraph 27, must also be given to the guarantor of this Lease, as amended, and to any mortgages of LESSEE’S interests under the Lease, as amended, and the guarantor as well as any such mortgages shall also have the right to cure any default hereunder within the same grace period set forth in this paragraph 27, LESSOR acknowledges that as of the date of this Amendment of Lease, Argosy Gaming Company, whose address is 219 Piasa Street, Alton, Illinois 62002-6233 is ghe guarantor of the Lease, as amended. Upon receipt of notice from LESSEE that it has mortgaged its interests under the Lease, as amended, in which the name and mailing address (with a municipal street number) of the mortgage is set forth, LESSOR shall be bound to give notice or make demand on such mortgages.
b	-	If the guarantor of this Lease, as amended, or a mortgages of LESSEE’S interests hereunder shall acquire through voluntary conveyance or foreclosure, LESSEE’S rights hereunder, so long as there is no default hereunder, the successor in interest of LESSEE’S rights hereunder shall be recognised by LESSOR as the LESSEE under the Lease, as amended, for the remainder of the term hereof and any extension thereof, subject to the same provisions and conditions hereof, and as such, the successor in interest shall thereupon become entitled to all of the rights and benefits of the LESSEE hereunder, subject of course to the obligations, liabilities, covenants and agreements of the LESSEE. Upon request, LESSOR shall execute an instrument in appropriate recordable form to give effect to the rights of the successor in interest hereunder, provided that the execution of such instrument shall not be a condition to the exercise of the right of such successor in interest.”
     3. In all other respects, the provisions of the Lease, as amended hereby, shall remain in full force and effect.

     THUS DONE AND PASSED on this 4th day of August, 1993, in the city of New Orleans, Louisiana, in the presence of the undersigned competent witnesses and in the presence of the undersigned Notary Public, after a reading of the whole.

WITNESSES:	COHN REALTY CO., INC.

/s/ Illegible	By:	/s/ Dr. Isidore Cohn, Jr.

Dr. Isidore Cohn, Jr. President

/s/ Illegible

/s/ Illegible

NOTARY PUBLIC
     THUS DONE AND PASSED on this 5th day of August, 1993, in the City of Baton Rouge, Louisiana, in the presence of the undersigned competent witnesses and in the presence of the undersigned Notary Public, after a reading of the whole.

WITNESSES:	JAZZ ENTERPRISES, INC.

/s/ Illegible	By:	/s/ Mark R. Bradley

Mark R. Bradley Vice President

/s/ Illegible

/s/ Illegible

NOTARY PUBLIC